EXHIBIT 5.3

May 25, 2005

The Home Depot, Inc.

2455 Paces Ferry Road, N.W.

Atlanta, GA 30339-4024

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by The Home Depot, Inc. (the “Company”) with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended. You have requested my opinion concerning the compliance of the provisions of The Home Depot FutureBuilder for Puerto Rico (the “Plan”) with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

I am Corporate Counsel of the Company and have acted as counsel in connection with the Registration Statement. In that connection, I have examined and am familiar with originals or copies, certified or otherwise identified to our satisfaction, of the written documents constituting the Plan.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, I am of the opinion that the provisions of the written documents constituting the Plan are in compliance with the requirements of ERISA pertaining to such provisions.

You acknowledge that I am admitted to practice only in the Commonwealth of Puerto Rico and the State of Georgia and am not an expert in the laws of any other jurisdiction. No one other than the addressee and its assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

This opinion is limited to the federal laws of the United States. I express no opinion with respect to the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

Very truly yours,

/s/ Carlos Gonzalez
Carlos Gonzalez Corporate Counsel